UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2005

FIDELIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0000-33499

(Commission File Number)

16-1599721

(IRS Employer Identification No.)

5151 East Broadway, Suite 1600, Tucson, AZ 85711

(Address of principal executive offices and Zip Code)

(520) 319-6100

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Replacement Promissory Note

On November 15, 2005, we entered into a replacement promissory note in the amount of $2,050,000 with Chunuk Financial Corp., which replaces the variable rate convertible credit line agreement we entered into with Chunuk on October 24, 2004 in the principal amount of up to $5,000,000, of which $2,050,000 was currently outstanding, as announced in our Form 8-K filed on October 19, 2005.

Convertible Debenture Financing

On November 21, 2005, we entered into a securities purchase agreement with an institutional investor for an aggregate purchase price of $2,500,000, of which we have issued (i) a $1,250,000 secured convertible debenture, convertible into shares of our common stock, par value $0.001, and (ii) a warrant to purchase an aggregate of 9,000,000 additional shares of our common stock at an exercise price of $0.2708 per share exercisable until November 18, 2010. An additional $1,250,000 secured convertible debenture will be issued at the time we file a registration statement with the United States Securities and Exchange Commission. The proceeds of the private placement will be used for general corporate purposes.

Item 3.02 Unregistered Sales of Equity Securities.

Convertible Debenture Financing

On November 21, 2005, we entered into a securities purchase agreement with an institutional investor for an aggregate purchase price of $2,500,000, of which we have issued (i) a $1,250,000 secured convertible debenture, convertible into shares of our common stock, par value $0.001, and (ii) a warrant to purchase an aggregate of 9,000,000 additional shares of our common stock at an exercise price of $0.2708 per share exercisable until November 18, 2010. An additional $1,250,000 secured convertible debenture will be issued at the time we file a registration statement with the United States Securities and Exchange Commission. Pursuant to the registration rights agreement entered into between our company and the investor, we agreed to file a registration statement registering the shares of our common stock issuable upon conversion of the convertible debentures, accrued interest and liquidated damages, and the shares of our common stock issuable upon the exercise of the warrants. The proceeds of the private placement will be used for general corporate purposes.

The secured convertible debenture is convertible into shares of our common stock at any time by dividing the dollar amount being converted by the lower of $0.2708 or 80% of the volume weighted average trading price per share of our common stock for five trading days immediately preceding the conversion date. The interest on the convertible debenture shall accrue on the outstanding principal balance at a rate of 5% per annum.

Yorkville Advisors Management LLC will receive a fee of $250,000, which is equal to 10% of the purchase price, which will be paid pro rata from the gross proceeds of each closing. Yorkville Advisors Management LLC also received a structuring fee of $10,000.

We issued the securities to an accredited investor pursuant to exemptions from registration as set out in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

Item 9.01. Financial Statements and Exhibits.

99.1	Replacement Promissory Note dated November 15, 2005 with Chunuk Financial Corp.
99.2	Form of Securities Purchase Agreement dated November 18, 2005.
99.3	Form of Secured Convertible Debenture dated November 18, 2005.
99.4	Form of Registration Rights Agreement dated November 18, 2005.
99.5	Form of Common Stock Purchase Warrant dated November 18, 2005.
99.6	Form of Securities Agreement dated November 18, 2005.
99.7	Form of Pledge and Escrow Agreement dated November 18, 2005.
99.8	Form of Escrow Agreement dated November 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELIS ENERGY INC.

/s/ Sterling Klein

By: Sterling Klein

CFO, Secretary, Treasurer and Director

Date: November 25, 2005